As filed with the Securities and Exchange Commission on October 18, 1996 Registration No. 333-________

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                        SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                           -----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                            THE SECURITIES ACT OF 1933
                           -----------------------------

                     APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                 (Exact name of registrant as specified in its charter)

         MARYLAND                                        84-1259577
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)


                         1873 SOUTH BELLAIRE STREET, 17TH FLOOR
                                DENVER, COLORADO  80222
                      (Address of principal executive offices)(Zip code)


                      APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                       NON-QUALIFIED EMPLOYEE STOCK OPTION PLAN
                               (Full title of the plan)


                                   TERRY CONSIDINE
                         CHAIRMAN OF THE BOARD OF DIRECTORS
                        1873 SOUTH BELLAIRE STREET, 17TH FLOOR
                                DENVER, COLORADO  80222
                       (Name and address of agent for service)

                                  (303) 757-8101
             (Telephone number, including area code, of agent for service)


                          CALCULATION OF REGISTRATION FEE

                                        Proposed Maxi-        Proposed Maxi-
Title of Securities     Amount to  be   mum Offering          mum Aggregate      Amount of Reg-
to be Registered        Registered (1)  Price Per Share(2)    Offering Price(2)  istration Fee(2)
Class A Common Stock,
par value $.01 per
share                      500,000          $21.50             $10,750,000.00        $3258.00


(1) This Registration Statement also covers such additional number of shares of Class A Common Stock as may become issuable pursuant to the antidilution adjustment provisions of the Apartment Investment and Management Company Non-Qualified Employee Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 of the rules and regulations under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low sale prices for a share of Class A Common Stock on the New York Stock Exchange on October 16, 1996.

                                PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.

                                PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, Apartment Investment and Management Company, a Maryland corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 1-13232), are incorporated herein by reference:

     (i)  Annual Report on Form 10-K for the year ended December
          31, 1995;

    (ii)  Quarterly Reports on Form 10-Q for the quarters ended
          March 31, 1996 and June 30, 1996 (and all amendments thereto);

   (iii) Current Reports on Form 8-K dated December 29, 1995, (and Amendment No. 1 thereto), and January 1, 1996; and

    (iv) the description of the Class A Common Stock which is contained in a Registration Statement on Form 8-A filed
          July 19, 1994, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

          Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Company's Charter limits the liability of the Company's directors and officers to the Company and its stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of the Company or its stockholders to obtain other relief, such as an injunction or rescission.

          The Company's Charter and Bylaws require the Company to indemnify its directors, officers and certain other parties to the fullest extent permitted from time to time by Maryland law. The Maryland General Corporation Law (the "MGCL") permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; PROVIDED, HOWEVER, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

          The Company has entered into agreements with certain of its executive officers (Messrs. Considine, Kompaniez, Ira and Lacy, and Ms. Morein and Ms. Heath), pursuant to which the Company has agreed to indemnify such executive officers to the fullest extent permitted by applicable law.

          The Agreement of Limited Partnership (the "Operating Partnership Agreement") of AIMCO Properties, L.P., a Delaware limited partnership (the "Operating Partnership"), also provides for indemnification of the Company, or any director or officer of the Company, in its capacity as general partner of the Partnership, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees), fines, settlements and other amounts incurred in connection with any actions relating to the operations of the Operating Partnership, as set forth in the Operating Partnership Agreement.

          Section 2.8 of Apartment Investment and Management Company Non-Qualified Employee Stock Option Plan (the "Plan"), Section 2.8 of the Apartment Investment and Management Company 1996 Stock Award and Incentive Plan (the "1996 Plan"), and Section 6.7 of The 1994 Stock Option Plan of Apartment Investment and Management Company and Affiliates (the "1994 Plan") specifically provide that to the fullest extent permitted by law, each of the members of the Board of Directors of the Company (the "Board"), the Compensation Committee of the Board, and each of the directors, officers and employees of the Company, any Company subsidiary, the Operating Partnership and any subsidiary of the Operating Partnership shall be held harmless and indemnified by the Company for any liability, loss (including amounts paid in settlement), damages or expenses (including reasonable attorneys' fees) suffered by virtue of any determinations, acts or failures to act, or alleged acts or failures to act, in connection with the administration of the Plan, the 1996 Plan or the 1994 Plan, as the case may be, so long as such person is not determined by a final adjudication to be guilty of willful misconduct with respect to such determination, action or failure to act.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.


ITEM 8.   EXHIBITS

4.1       Restated Articles of Incorporation
          of the Company (filed as Exhibit 3.1
          to the Company's Annual Report on
          Form 10-K for the year ended Decem-
          ber 31, 1995 and incorporated herein
          by reference).

4.2       Bylaws of the Company (filed as Ex-
          hibit 3.2 to the Company's Annual
          Report on Form 10-K for the year
          ended December 31, 1995 and incor-
          porated herein by reference).

5.1       Opinion of Piper & Marbury L.L.P.
          regarding the legality of the secu-
          rities being registered.

23.1      Consent of Ernst & Young LLP.

23.2      Consent of Independent Public Accountants
          (Arthur Andersen LLP).

23.3      Consent of Piper & Marbury L.L.P.
          (included in their opinion filed as
          Exhibit 5).

25        Power of Attorney (included on the
          signature page of this registration
          statement).

ITEM 9.   REQUIRED UNDERTAKINGS

          (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this regis-tration statement;

          (i)  To include any prospectus required by Section
     10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration state-ment (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a funda-mental change in the information set forth in the registra-tion statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calcula-tion of Registration Fee" table in the effective registra-tion statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such infor-mation in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the regis-trant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registra-tion statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securi-ties at that time shall be deemed to be the initial BONA FIDE offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the regis-trant in the successful defense of any action, suit or proceed-
ing) is asserted by such director, officer or controlling person in connection with the securities being registered, the regis-trant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnifica-tion by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Terry Considine and Peter Kompaniez his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 17th of October, 1996.

                              APARTMENT INVESTMENT AND
                              MANAGEMENT COMPANY


                           By:  /s/ Terry Considine
                              ---------------------------
                              Terry Considine
                              Chairman of the Board, President
                              and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


   Signature                             Title                                      Date
   ---------                             -----                                      -----

  /s/ Terry Considine       Chairman of the Board, President and              October 17, 1996
-------------------------   Chief Executive Officer (Principal Execu-
 Terry Considine            tive Officer)


  /s/ Leeann Morein         Senior Vice President, Chief Financial            October 17, 1996
-------------------------   Officer and Secretary  (Principal Financial
  Leeann Morein             Officer)


  /s/ Patricia K. Heath     Vice President and Chief Accounting               October 17, 1996
------------------------    Officer (Principal Accounting Officer)
    Patricia K. Heath


                                       6


  /s/ Peter K. Kompaniez     Vice Chairman and Director                       October 17, 1996
-------------------------
    Peter K. Kompaniez

/s/ Richard S. Ellwood
-------------------------    Director                                         October 17, 1996
   Richard S. Ellwood


-------------------------    Director                                         October __, 1996
    J. Landis Martin

  /s/ Thomas L. Rhodes
-------------------------    Director                                         October 17, 1996
   Thomas L. Rhodes

  /s/ John D. Smith
-------------------------    Director                                         October 17, 1996
  John D. Smith


                            EXHIBIT INDEX

                                                             Sequentially
Exhibit No.        Description of Exhibit                    Numbered Page
-----------        ----------------------                    --------------

4.1                Restated Articles of Incorporation
                   of the Company (filed as Exhibit 3.1
                   to the Company's Annual Report on
                   Form 10-K for the year ended Decem-
                   ber 31, 1995 and incorporated herein
                   by reference).

4.2                Bylaws of the Company (filed as Ex-
                   hibit 3.2 to the Company's Annual
                   Report on Form 10-K for the year
                   ended December 31, 1995 and incor-
                   porated herein by reference).

5.1                Opinion of Piper & Marbury L.L.P.
                   regarding the legality of the secu-
                   rities being registered.

23.1               Consent of Ernst & Young LLP.

23.2               Consent of Independent Public Accountants
                   (Arthur Andersen LLP).

23.3               Consent of Piper & Marbury L.L.P.
                   (included in their opinion filed as
                   Exhibit 5).

25                 Power of Attorney (included on the
                   signature page of this registration
                   statement).